EXHIBIT 4.2 – FORM OF COMMON STOCK PURCHASE WARRANT

NEITHER THIS SECURITY NOR ANY SECURITIES WHICH MAY BE ISSUED UPON EXERCISE OF THIS SECURITY HAVE BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY U.S. STATE OR OTHER JURISDICTION, ARE BEING ISSUED IN RELIANCE UPON EXEMPTIONS FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND SUCH OTHER LAWS AND REQUIREMENTS, AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

COMMON STOCK PURCHASE WARRANT

Date of Issuance:

For value received, ITP Energy Corporation, a Nevada corporation (the “Corporation”), hereby grants to                        , or its transferees and assigns (the “Holder”), the right to purchase from the Corporation a total of                       shares of the Corporation’s Common Stock, $.001 par value (the “Warrant Shares”), at a price of                        per share (the “Exercise Price”). The Exercise Price and the number of Warrant Shares (and the amount and kind of other securities) for which this Warrant is exercisable shall be subject to adjustment as provided herein.

Section 1. Exercise of Warrant.

1A. Exercise Period.  The purchase rights represented by this Warrant may be exercised, for cash only, by the Holder, in whole or in part, at any time and from time to time during the period (the “Exercise Period”) beginning on the Date of Issuance and ending at 5:00 p.m. (EST) on               .

1B. Exercise Procedure.

(i) This Warrant shall be deemed to have been exercised when all of the following items have been delivered to the Corporation (the “Exercise Time”) at any time during the Exercise Period:

(a) a completed Exercise Election Notice, in the form set forth in Exhibit I hereto, executed by the Holder;

(b) the original of this Warrant; and

(c) a check payable to the Corporation in an amount equal to the product of the Exercise Price multiplied by the number of Warrant Shares being purchased upon such exercise (the “Aggregate Exercise Price”).

(ii) Certificates for Warrant Shares purchased upon exercise of this Warrant shall be delivered by the Corporation to the Holder within three business days after the date of the Exercise Time together with any cash payable in lieu of a fraction of a share pursuant to Section 9 hereof.  Unless this Warrant has expired or all of the purchase rights represented hereby have been exercised, the Corporation shall prepare a new Warrant, substantially identical hereto, representing the rights formerly represented by this Warrant which have not expired or been exercised and shall deliver such new Warrant to the Holder as designated for delivery in the Exercise Election Notice concurrently with the delivery of certificates for Warrant Shares.

(iii) The Warrant Shares issuable upon the exercise of this Warrant shall be deemed to have been issued to the Holder at the Exercise Time, and the Holder shall be deemed for all purposes to have become the Holder of such Warrant Shares at the Exercise Time.

(iv) The issuance of certificates for Warrant Shares upon exercise of this Warrant shall be made without charge to the Holder for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such exercise and the related issuance of Warrant Shares, except for any taxes or changes payable in connection with the issuance of Warrant Shares to any person other than the Holder.

(v) The Corporation shall not close its books against the transfer of this Warrant or of any Warrant Shares issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant.

(vi) The Corporation shall at all times reserve and keep available out of its authorized but unissued capital stock, solely for the purpose of issuance upon the exercise of this Warrant, the maximum number of Warrant Shares issuable upon the exercise of this Warrant.  All Warrant Shares which are so issuable shall, when issued and upon the payment of the applicable Exercise Price, be duly and validly issued, fully paid and non-assessable and free from all taxes, liens and charges.

Section 2. Adjustment of Exercise Price and Number of Warrant Shares.  In order to prevent dilution of the rights granted under this Warrant, the Exercise Price and the number of Warrant Shares or other securities obtainable upon exercise of this Warrant shall be subject to adjustment from time to time as provided in this Section 2.

2A. Adjustment for Stock Splits and Combinations.  If the Corporation at any time after the Date of Issuance effects a subdivision of the outstanding Warrant Shares, the Exercise Price in effect immediately prior to that subdivision shall be proportionately decreased. Conversely, if the Corporation any time after the Date of Issuance combines the outstanding Warrant Shares into a smaller number of shares, the Exercise Price in effect immediately prior to the combination shall be proportionately increased.  Any adjustment under this Section 2A shall become effective at the close of business on the date the subdivision or combination becomes effective.

2B. Adjustment for Stock Dividends and Distributions.  If the Corporation at any time after the Date of Issuance makes, or fixes a record date for the determination of Holders of Warrant Shares entitled to receive, a dividend or other distribution payable in additional Warrant Shares, in each such event the Exercise Price then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Exercise Price then in effect by a fraction (1) the numerator of which is the total number of Warrant Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (2) the denominator of which is the total number of Warrant Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of Warrant Shares issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Exercise Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Exercise Price shall be adjusted pursuant to this Section 2B to reflect the actual payment of such dividend or distribution.

2C. Adjustments for Other Dividends and Distributions.  If the Corporation at any time after the Date of Issuance makes, or fixes a record date for the determination of Holders of Warrant Shares entitled to receive a dividend or other distribution (other than a dividend or distribution payable solely in Warrant Shares), in each such event provision shall be made so that the Holder of this Warrant shall receive upon exercise hereof, in addition to the number of Warrant Shares receivable thereupon, the dividend or distribution which such Holder would have received had such exercise occurred immediately prior to such event.

2D. Adjustment for Reclassification, Exchange and Substitution.  If at any time after the Date of Issuance the Warrant Shares issuable upon exercise of this Warrant are changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger or consolidation provided for elsewhere in this Section 2), in any such event this Warrant shall thereafter represent the right to receive upon exercise hereof the kind and amount of stock and other securities and property receivable in connection with such recapitalization, reclassification or other change with respect to the maximum number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such recapitalization, reclassification or change, all subject to further adjustments as provided herein or with respect to such other securities or property by the terms thereof.

2E. Reorganizations, Mergers or Consolidations.  If at any time after the Date of Issuance the Warrant Shares are converted into other securities or property, whether pursuant to a reorganization, merger, consolidation or otherwise (other than a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Section 2), as a part of such transaction, provision shall be made so that this Warrant shall thereafter represent the right to receive upon exercise hereof the number of shares of stock or other securities or property to which a Holder of the maximum number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such transaction would have been entitled in connection with such transaction, subject to further adjustments as provided herein or with respect to such other securities or property by the terms thereof.  In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 2 with respect to the rights of the Holder of this Warrant after such transaction to the end that the provisions of this Section 2 (including adjustment of the Exercise Price and the number of Warrant Shares issuable upon exercise of this Warrant) shall be applicable after that event and be as nearly equivalent as practicable.

2F. Certificate of Adjustment.  In each case of an adjustment or readjustment of the Exercise Price, the Corporation, at its expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall give notice to the Holder of this Warrant.  The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based.

2G. Adjustment of Number of Warrant Shares.  Upon each adjustment of the Exercise Price hereunder, the number of Warrant Shares acquirable upon exercise of this Warrant shall be adjusted to equal the number of shares determined by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares acquirable upon exercise of this Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

2H. Notices.   The Corporation shall give written notice to the Holder of this Warrant at least 30 days prior to the date on which the Corporation closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any transaction described in Section 2D or 2E hereof or any dissolution or liquidation of the Corporation.

Section 3. Restrictions on Transfer.  This Warrant and the Warrant Shares issued or issuable through the exercise of this Warrant are “restricted securities” under the Act and the rules and regulations promulgated thereunder and may not be sold, transferred, pledged, or hypothecated without such transaction being registered under the Act and applicable state laws or the availability of an exemption therefrom that is established to the satisfaction of the Corporation; a legend to this effect shall appear on this Warrant and, unless the issuance is a registered transaction, on all Warrant Shares issued upon the exercise hereof.  The Holder of this Warrant, by acceptance hereof, agrees to give written notice to the Corporation before transferring this Warrant or transferring any Warrant Shares issuable or issued upon the exercise hereof of such Holder’s intention to do so, describing briefly the manner of any proposed transfer of this Warrant or such Holder’s intention as to the disposition to be made of Warrant Shares issuable or issued upon the exercise hereof.  The Holder shall provide Corporation with any details it requires to determine whether an exemption from registration is available, and if the Corporation deems it necessary, such Holder shall also provide the Corporation with an opinion of counsel satisfactory to the Corporation to the effect that the proposed transfer of this Warrant or disposition of shares may be effected without registration or qualification (under any federal or state law) of this Warrant or the Warrant Shares issuable or issued upon the exercise hereof.  Upon receipt of such written notice and opinion by the Corporation, such Holder shall be entitled to transfer this Warrant, or to exercise this Warrant in accordance with its terms and dispose of the shares received upon such exercise or to dispose of Warrant Shares received upon the previous exercise of this Warrant, all in accordance with the terms of the notice delivered by such Holder to the Corporation, provided that an appropriate legend respecting the aforesaid restrictions on transfer and disposition may be endorsed on this Warrant or the certificates for such Warrant Shares.

          Section 4. Transfer Procedures.  Subject to the provisions of Section 3, this Warrant and all rights hereunder are transferable, in whole or in part, at the principal office of the Corporation by the Holder hereof in person or by duly authorized attorney, upon surrender of this Warrant properly endorsed.  Each taker and Holder of this Warrant, by taking or holding the same, consents and agrees that the bearer of this Warrant, when endorsed, may be treated by the Corporation and all other persons dealing with this Warrant as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented by this Warrant, or to the transfer hereof on the books of the Corporation, any notice to the contrary notwithstanding; but until such transfer on such books, the Corporation may treat the registered Holder hereof as the owner for all purposes.  Any transfer of this Warrant or a portion hereof shall be pursuant to an Assignment, in the forth set forth in Exhibit II hereto, evidencing the assignment of this Warrant.

           Section 5. Warrant Exchangeable for Different Denominations.  This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Corporation, for new Warrants of like tenor representing in the aggregate the purchase rights hereunder, and each of such new Warrants shall represent such portion of such rights as is designated by the Holder at the time of such surrender.

Section 6. Replacement.  Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the Holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing this Warrant, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation, or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the same rights represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

Section 7. Amendment and Waiver.  Except as otherwise provided herein, the provisions of this Warrant may be amended and the Corporation may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Corporation has obtained the prior written consent of the Holders of the then outstanding Warrants representing no less than 67% of the Warrant Shares for which this Warrant may be exercised.  Any such amendment of waiver that is approved in accordance with this Section 7 shall be binding upon all existing and future Holders of the Warrants.

Section 8. Warrant Register.  The Corporation shall maintain at its principal executive offices books for the registration of ownership and transfer of this Warrant.  The Corporation may deem and treat the Holder as the absolute owner hereof (notwithstanding any notation of ownership or other writing thereon made by anyone) for all purposes and shall not be affected by any notice to the contrary.

Section 9. Fractions of Shares.  The Corporation may, but shall not be required to, issue a fraction of a Warrant Share upon the exercise of this Warrant in whole or in part.  As to any fraction of a share which the Corporation elects not to issue, the Corporation shall make a cash payment in respect of such fraction in an amount equal to the same fraction of the fair market value of a Warrant Share on the date of such exercise.  Fair market value shall be deemed to be the higher of:

9A. the book value thereof as determined by an independent registered public accounting firm selected by the Board of Directors of the Corporation as of the last day of any month ending within 60 days preceding the date as of which the determination is to be made, or

9B. the fair value thereof determined in good faith by the Board of Directors of the Corporation as of a date which is within 15 days of the date as of which the determination is to be made.

Section 10. Governing Law.  This Warrant shall be governed by and construed in accordance with the domestic laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

Section 11. Notice.  All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or by facsimile transmission, or electronic mail, or otherwise delivered by hand or by messenger, addressed:

11A. if to a Holder of this Warrant, at such Holder’s address set forth in the Warrant Register, or at such other address as such Holder shall have furnished to the Corporation in writing, or

11B. if to the Corporation, at Via Federico Zuccari, 4, Rome, Italy, or at such other address as the Corporation shall have furnished to the Holder in writing.

Section 12. Severability.  If any provision of this Warrant shall be held to be illegal, invalid, or unenforceable, such illegality invalidity, or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid, or unenforceable any other provision of this Warrant, and this Warrant shall be carried out as if any such illegal, invalid, or unenforceable provision were not contained herein.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto cause this Stock Purchase Warrant to be duly executed effective as of the date above written.

CORPORATION:

ITP Energy Corporation

By:
Name:
Title:

HOLDER:

By:
Name:
Title:

EXHIBIT I

FORM OF EXERCISE ELECTION NOTICE

To:	Dated:

The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby irrevocably elects to exercise the right, represented by this Warrant, to purchase and receive ______ Warrant Shares covered by such Warrant and makes payment herewith in full therefor at the price per share provided by such Warrant.

The undersigned requests that a certificate for such Warrant Shares be registered in the name of   whose address is ______________________________________ and whose social security number or other identifying number is ___________, and that such certificate be delivered to _________________ whose address is ___________________________________.  If said number of Warrant Shares is less than all of the Warrant Shares purchasable hereunder, the undersigned requests that a new Warrant evidencing the right to purchase the remaining balance of Warrant Shares for which this Warrant is exercisable be registered in the name of __________________ whose address is _________________________ and whose social security number or other identifying number is _________, and that such certificate be delivered to ______________ whose address is ____________________________________.

Signature:

Address:

EXHIBIT II

FORM OF ASSIGNMENT

 FOR VALUE RECEIVED, the undersigned (“Assignor”) hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant with respect to the number of the Warrant Shares covered thereby set forth below, unto:

Names of Assignee	Address	No. of Warrants Shares

Dated:	ITP ENERGY CORPORATION

By:
Name:
Title:

ASSIGNOR:

Name: